Exhibit 15.1

November 5, 2003

Comstock Resources, Inc.
5300 Town and Country Boulevard Suite 500
Frisco, Texas 75034

Shareholders and Board of Directors
Comstock Resources, Inc.

We are aware of the incorporation by reference in the Registration Statement (No. 33-88962) of Comstock Resources, Inc. of our report dated November 5, 2003 relating to the unaudited consolidated interim financial statements of Comstock Resources, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2003.

                                                            Ernst & Young LLP

Dallas, Texas